BANKWELL FINANCIAL GROUP REPORTS RECORD NET INCOME FOR THE SECOND QUARTER; GROSS LOANS SURPASS $2 BILLION; AND DECLARES THIRD QUARTER DIVIDEND
New Canaan, CT – July 27, 2022 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported record GAAP net income of $12.0 million, or $1.55 per share, for the second quarter of 2022, versus $6.2 million, or $0.79 per share, for the same period in 2021. During the quarter ended June 30, 2022 the Company experienced several non-recurring items that positively impacted reported earnings. Adjusting for these items, operating earnings per share totaled $1.15 for the second quarter of 2022. Please reference the table below for a reconciliation of reported earnings per share to operating earnings per share.

Earnings Per Common Share
2Q'22 QTD Reported EPS	$1.55
Elevated Loan Prepayments(1)	(0.15)
Release of Specific Reserves(2)	(0.16)
Historical Loss Update to Peer Group(3)	(0.09)
2Q'22 QTD Operating EPS(4)	$1.15
(1) 2Q'22 loan prepayments exceeded historical quarterly averages and are not reflective of run rate.
(2) Specific reserve reduction as impaired loans exhibited improved performance or paid off.
(3) Bankwell is not yet subject to CECL; reduction in general reserves due to annual update to historical loss data in our peer group-based, “incurred loss” model.
(4) Non-gaap measure.
The Company's Board of Directors declared a $0.20 per share cash dividend, payable August 25, 2022 to shareholders of record on August 15, 2022.
We recommend reading this earnings release in conjunction with the Second Quarter 2022 Investor Presentation, located at http://investor.mybankwell.com/Presentations and included as an exhibit to our July 27, 2022 Current Report on Form 8-K.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"I offer my thanks and congratulations to our entire team for their commitment to excellence. Even after discounting favorable one-time items, our Company has delivered outstanding results, including an operating ROAA of 1.45%, an ROAE of 16.4%, and an efficiency ratio of 46.6%. Several years ago we put forth a strategic plan to diversify and transform our business model. With careful planning and execution, we are now reaping the benefits of investing in that plan.
"As we look ahead, despite the backdrop of macroeconomic uncertainty, our third quarter loan pipeline remains at record levels. It is likely that the economy will experience further volatility in the coming quarters. Nevertheless, we are confident that the business we have built will enable us to continue to deliver above-peer group performance."

Second Quarter 2022 Highlights (performance metrics are impacted by the above mentioned one-time items - please refer to the table following the below highlights for adjusted performance metrics):
•Return on average assets was 1.96% and return on average equity was 22.09% for the quarter ended June 30, 2022.
•The net interest margin was 4.01% for the quarter ended June 30, 2022.
•The efficiency ratio was 43.8% for the quarter ended June 30, 2022.
•Total gross loans were $2.1 billion, growing $161.7 million, or 8.5%, compared to December 31, 2021.
•Average yield on 2022 funded loans was 4.88%.
•Gains from loan sales totaled $0.6 million for the quarter ended June 30, 2022.
•Total deposits decreased by 4.3% to $2.0 billion compared to $2.1 billion at December 31, 2021 as a result of seasonal fluctuations in several municipal and commercial deposit relationships.
•Investment securities totaled $113.0 million and represent 4.6% of total assets.
•Fully diluted tangible book value per share rose to $28.75 compared to $25.55 at December 31, 2021.
•Wilton branch closure announced July 8, 2022 (effective October 7, 2022).
•Shares issued and outstanding were 7,752,389 for the quarter ended June 30, 2022.

	Quarter Ended June 30, 2022			Six Months Ended June 30, 2022
Key metrics	Reported	Operating(1)	Variance	Reported	Operating(1)	Variance
Net interest margin	4.01%	3.75%	0.26%	3.65%	3.53%	0.12%
Efficiency ratio	43.8%	46.6%	(2.8)%	45.9%	47.5%	(1.6)%
Return on average assets	1.96%	1.45%	0.51%	1.65%	1.40%	0.25%
Return on average stockholders' equity	22.09%	16.39%	5.70%	19.16%	16.22%	2.94%
(1) Operating metrics are non-gaap measures and have been adjusted for elevated loan prepayments, release of specific reserves, and the historical loss update to the Company's peer group as noted in the above EPS table.

Earnings and Performance
Revenues (net interest income plus noninterest income) for the quarter ended June 30, 2022 were $25.0 million, versus $18.0 million for the quarter ended June 30, 2021. Revenues for the six months ended June 30, 2022 were $45.4 million, versus $34.6 million for the six months ended June 30, 2021. The increase in revenues was primarily attributable to an increase in interest and fees on loans due to loan growth and higher overall loan yields and from lower interest expense on deposits. The increase in loan yields was aided by elevated loan prepayment fees, which totaled $1.8 million for the quarter ended June 30, 2022, compared to $0.8 million for the quarter ended June 30, 2021. The increase in revenues was partially offset by a decrease in noninterest income driven by the absence of rental income recognized during the quarter and six months ended June 30, 2021, as a result of the disposition of the Company's former headquarters building. In addition, the increase in revenues for the six months ended June 30, 2022 was also partially offset by a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021.
Net income for the quarter ended June 30, 2022 was $12.0 million, versus $6.2 million for the quarter ended June 30, 2021. Net income for the six months ended June 30, 2022 was $20.2 million, versus $11.9 million for the six months ended June 30, 2021. The increase in net income was primarily impacted by the aforementioned increases in revenues and by a decrease in the provision for loan losses primarily driven by the release of specific reserves on impaired loans that showed improved performance or paid off.
Basic and diluted earnings per share were $1.56 and $1.55, respectively, for the quarter ended June 30, 2022 compared to basic and diluted earnings per share of $0.79 each for the quarter ended June 30, 2021. Basic and diluted earnings per share were $2.61 and $2.58, respectively, for the six months ended June 30, 2022 compared to basic and diluted earnings per share of $1.51 and $1.50, respectively, for the six months ended June 30, 2021.

The net interest margin (fully taxable equivalent basis) for the quarters ended June 30, 2022 and June 30, 2021 was 4.01% and 3.12%, respectively. The net interest margin (fully taxable equivalent basis) for the six months ended June 30, 2022 and June 30, 2021 was 3.65% and 2.93%, respectively. The increase in the net interest margin was due to lower interest expense from a decrease in rates on interest bearing deposits, elevated loan prepayment fees, and an increase in overall loan yields.
Financial Condition
Assets totaled $2.44 billion at June 30, 2022, compared to assets of $2.46 billion at December 31, 2021. The decrease in assets was primarily due to a decrease in deposits while excess liquidity funded additional loan growth. Gross loans totaled $2.1 billion at June 30, 2022, an increase of $161.7 million compared to December 31, 2021. Deposits totaled $2.0 billion at June 30, 2022, compared to deposits of $2.1 billion at December 31, 2021.
Capital
Shareholders’ equity totaled $225.5 million as of June 30, 2022, an increase of $23.5 million compared to December 31, 2021, primarily a result of (i) net income of $20.2 million for the six months ended June 30, 2022 and (ii) an $8.9 million favorable impact to accumulated other comprehensive income driven by fair value marks related to hedge positions involving interest rate swaps, partially offset by fair value marks on the Company's investment portfolio. The Company's interest rate swaps are used to hedge interest rate risk. The increase in Shareholders’ equity was partially offset by dividends paid of $3.1 million and common stock repurchases of $3.8 million.

About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking needs of residents and businesses throughout Fairfield and New Haven Counties, Connecticut. For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include, but are not limited to, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, uncertain impacts of, or additional changes in, monetary, fiscal or tax policy to address the impact of COVID-19, which could further exacerbate the effects on the Company’s business and results of operations, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
Non-GAAP Financial Measures
In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including noninterest expense control. The Company believes that tangible common equity, tangible book value per share, and return on average tangible common equity are useful to evaluate the relative strength of the Company's performance and capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands)

	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
ASSETS
Cash and due from banks	$149,522	$280,471	$291,598	$297,851
Federal funds sold	21,505	19,022	53,084	4,036
Cash and cash equivalents	171,027	299,493	344,682	301,887

Investment securities
Marketable equity securities, at fair value	2,126	2,090	2,168	2,192
Available for sale investment securities, at fair value	94,907	98,733	90,198	90,983
Held to maturity investment securities, at amortized cost	15,917	15,979	16,043	16,166
Total investment securities	112,950	116,802	108,409	109,341
Loans receivable (net of allowance for loan losses of $15,773, $17,141, $16,902 and $16,672 at June 30, 2022, March 31, 2022, December 31, 2021 and June 30, 2021, respectively)	2,036,626	1,964,567	1,875,167	1,719,274
Accrued interest receivable	8,047	7,733	7,512	6,661
Federal Home Loan Bank stock, at cost	5,064	2,870	2,814	3,844
Premises and equipment, net	27,768	25,661	25,588	33,916
Bank-owned life insurance	49,699	49,434	49,174	48,632
Goodwill	2,589	2,589	2,589	2,589
Other intangible assets	—	—	—	58
Deferred income taxes, net	4,768	6,879	7,621	8,208
Other assets	17,014	20,849	32,708	35,415
Total assets	$2,435,552	$2,496,877	$2,456,264	$2,269,825

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits
Noninterest bearing deposits	$372,584	$412,985	$398,956	$328,473
Interest bearing deposits	1,660,941	1,753,219	1,725,042	1,610,829
Total deposits	2,033,525	2,166,204	2,123,998	1,939,302

Advances from the Federal Home Loan Bank	105,000	50,000	50,000	75,000
Subordinated debentures	34,500	34,471	34,441	15,366
Accrued expenses and other liabilities	37,060	35,982	45,838	49,362
Total liabilities	2,210,085	2,286,657	2,254,277	2,079,030

Shareholders’ equity
Common stock, no par value	115,599	114,882	118,148	120,451
Retained earnings	109,523	99,047	92,400	80,543
Accumulated other comprehensive income (loss)	345	(3,709)	(8,561)	(10,199)
Total shareholders’ equity	225,467	210,220	201,987	190,795

Total liabilities and shareholders’ equity	$2,435,552	$2,496,877	$2,456,264	$2,269,825

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Interest and dividend income
Interest and fees on loans	$25,141	$21,428	$21,081	$19,266	$46,569	$37,166
Interest and dividends on securities	774	720	722	736	1,494	1,505
Interest on cash and cash equivalents	449	154	90	90	603	198
Total interest and dividend income	26,364	22,302	21,893	20,092	48,666	38,869

Interest expense
Interest expense on deposits	1,983	2,206	2,198	2,744	4,189	5,858
Interest expense on borrowings	558	586	767	769	1,144	1,777
Total interest expense	2,541	2,792	2,965	3,513	5,333	7,635

Net interest income	23,823	19,510	18,928	16,579	43,333	31,234
(Credit) provision for loan losses	(1,445)	229	125	(20)	(1,216)	(316)
Net interest income after (credit) provision for loan losses	25,268	19,281	18,803	16,599	44,549	31,550

Noninterest income
Gains and fees from sales of loans	608	631	441	814	1,239	1,327
Bank owned life insurance	265	260	270	251	525	482
Service charges and fees	249	240	257	217	489	416
Other	30	(173)	(143)	158	(143)	1,170
Total noninterest income	1,152	958	825	1,440	2,110	3,395

Noninterest expense
Salaries and employee benefits	5,433	4,940	4,806	3,960	10,373	8,729
Occupancy and equipment	2,193	2,150	2,411	3,250	4,343	5,656
Professional services	1,000	981	628	547	1,981	1,134
Data processing	689	654	432	833	1,343	1,345
Director fees	339	352	335	327	691	644
FDIC insurance	262	223	231	300	485	703
Marketing	107	45	87	140	152	131
Other	913	580	749	695	1,493	1,348
Total noninterest expense	10,936	9,925	9,679	10,052	20,861	19,690

Income before income tax expense	15,484	10,314	9,949	7,987	25,798	15,255
Income tax expense	3,462	2,102	2,135	1,759	5,564	3,338
Net income	$12,022	$8,212	$7,814	$6,228	$20,234	$11,917

Earnings Per Common Share:
Basic	$1.56	$1.05	$1.00	$0.79	$2.61	$1.51
Diluted	$1.55	$1.04	$0.99	$0.79	$2.58	$1.50

Weighted Average Common Shares Outstanding:
Basic	7,556,645	7,637,077	7,660,307	7,722,481	7,596,639	7,744,368
Diluted	7,614,243	7,719,405	7,726,420	7,768,026	7,683,305	7,792,600
Dividends per common share	$0.20	$0.20	$0.18	$0.14	$0.40	$0.28

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	For the Quarter Ended				For the Six Months
	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Performance ratios:
Return on average assets	1.96%	1.35%	1.32%	1.11%	1.65%	1.07%
Return on average stockholders' equity	22.09%	16.05%	15.44%	13.06%	19.16%	12.87%
Return on average tangible common equity	22.36%	16.25%	15.65%	13.25%	19.40%	13.06%
Net interest margin	4.01%	3.30%	3.43%	3.12%	3.65%	2.93%
Efficiency ratio(1)	43.8%	48.5%	48.8%	55.7%	45.9%	56.8%
Net loan charge-offs as a % of average loans	—%	—%	—%	0.23%	—%	0.24%
Dividend payout ratio(2)	12.90%	19.23%	18.18%	17.72%	15.50%	18.67%
(1)Efficiency ratio is defined as noninterest expense, less other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus noninterest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.
(2)The dividend payout ratio is calculated by dividing dividends per share by earnings per share.

	As of
	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets(1)	11.10%	11.20%	11.18%	10.95%
Total Capital to Risk-Weighted Assets(1)	11.80%	12.00%	12.00%	11.84%
Tier I Capital to Risk-Weighted Assets(1)	11.10%	11.20%	11.18%	10.95%
Tier I Capital to Average Assets(1)	10.15%	9.80%	9.94%	9.19%
Tangible common equity to tangible assets	9.16%	8.32%	8.13%	8.30%
Fully diluted tangible book value per common share	$28.75	$26.75	$25.55	$23.83
(1)Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

BANKWELL FINANCIAL GROUP, INC.
ASSET QUALITY (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Allowance for loan losses:
Balance at beginning of period	$17,141	$16,902	$16,803	$20,545
Charge-offs:
Commercial real estate	—	—	—	(3,814)
Commercial business	—	—	(26)	(51)
Consumer	—	(4)	(5)	(4)
Total charge-offs	—	(4)	(31)	(3,869)
Recoveries:
Commercial real estate	77	—	—	—
Commercial business	—	13	2	16
Consumer	—	1	3	—
Total recoveries	77	14	5	16
Net loan recoveries (charge-offs)	77	10	(26)	(3,853)
(Credit) provision for loan losses	(1,445)	229	125	(20)
Balance at end of period	$15,773	$17,141	$16,902	$16,672

	As of
	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Asset quality:
Nonaccrual loans
Residential real estate	$2,161	$2,181	$2,380	$1,160
Commercial real estate	2,955	3,365	3,482	15,392
Commercial business	787	817	1,728	1,780
Construction	9,382	9,382	8,997	8,997
Total nonaccrual loans	15,285	15,745	16,587	27,329
Other real estate owned	—	—	—	—
Total nonperforming assets	$15,285	$15,745	$16,587	$27,329

Nonperforming loans as a % of total loans	0.74%	0.79%	0.88%	1.57%
Nonperforming assets as a % of total assets	0.63%	0.63%	0.68%	1.20%
Allowance for loan losses as a % of total loans	0.77%	0.86%	0.89%	0.96%
Allowance for loan losses as a % of nonperforming loans	103.19%	108.87%	101.90%	61.00%
Total past due loans to total loans	1.40%	0.85%	1.72%	1.65%

Total nonaccrual loans declined $1.3 million to $15.3 million as of June 30, 2022 when compared to December 31, 2021. Nonperforming assets as a percentage of total assets was 0.63% at June 30, 2022, down from 0.68% at December 31, 2021. The allowance for loan losses at June 30, 2022 was $15.8 million, representing 0.77% of total loans.

Past due loans decreased to $28.8 million, or 1.40% of total loans, as of June 30, 2022, compared to $32.6 million, or 1.72% of total loans, as of December 31, 2021. As of June 30, 2022, past due loans include one $10.5 million commercial real estate loan, representing 0.51% of total loans, that had reached maturity and is in active negotiations to be refinanced.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

Period End Loan Composition	June 30, 2022	March 31, 2022	December 31, 2021	Current QTD % Change	YTD % Change
Residential Real Estate	$64,253	$68,617	$79,987	(6.4)%	(19.7)%
Commercial Real Estate(1)	1,499,364	1,425,758	1,356,709	5.2	10.5
Construction	111,422	115,514	98,341	(3.5)	13.3
Total Real Estate Loans	1,675,039	1,609,889	1,535,037	4.0	9.1

Commercial Business	372,361	370,166	350,975	0.6	6.1

Consumer	9,196	5,275	8,869	74.3	3.7
Total Loans	$2,056,596	$1,985,330	$1,894,881	3.6%	8.5%

(1) Includes owner occupied commercial real estate.
Gross loans totaled $2.1 billion at June 30, 2022, an increase of $161.7 million compared to December 31, 2021.

Period End Deposit Composition	June 30, 2022	March 31, 2022	December 31, 2021	Current QTD % Change	YTD % Change
Noninterest bearing demand	$372,584	$412,985	$398,956	(9.8)%	(6.6)%
NOW	155,026	112,567	119,479	37.7	29.8
Money Market	833,730	996,458	954,674	(16.3)	(12.7)
Savings	196,075	197,961	193,631	(1.0)	1.3
Time	476,110	446,233	457,258	6.7	4.1
Total Deposits	$2,033,525	$2,166,204	$2,123,998	(6.1)%	(4.3)%

Total deposits were $2.0 billion at June 30, 2022, compared to $2.1 billion at December 31, 2021, a decrease of $90.5 million, or 4.3%. The decrease in deposits is primarily a result of seasonal fluctuations in several municipal and commercial deposit relationships.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30, 2022	March 31, 2022	June 30, 2021	June 22 vs. March 22 % Change	June 22 vs. June 21 % Change
Gains and fees from sales of loans	$608	$631	$814	(3.6)%	(25.3)%
Bank owned life insurance	265	260	251	1.9	5.6
Service charges and fees	249	240	217	3.8	14.7
Other	30	(173)	158	(117.3)	(81.0)
Total noninterest income	$1,152	$958	$1,440	20.3%	(20.0)%

	For the Six Months Ended
Noninterest income	June 30, 2022	June 30, 2021	% Change
Gains and fees from sales of loans	$1,239	$1,327	(6.6)%
Bank owned life insurance	525	482	8.9
Service charges and fees	489	416	17.5
Other	(143)	1,170	(112.2)
Total noninterest income	$2,110	$3,395	(37.8)%
Noninterest income decreased by $0.3 million to $1.2 million for the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021. Noninterest income decreased by $1.3 million to $2.1 million for the six months ended June 30, 2022 compared to the six months ended June 30, 2021.
The decrease in noninterest income was driven by a reduction in loan sales for the quarter and six months ended June 30, 2022 when compared to the same periods in the prior year. Loan sales decreased $0.2 million and $0.1 million for the quarter and six months ended June 30, 2022, respectively. In addition, noninterest income declined due to the absence of rental income recognized during the quarter and six months ended June 30, 2021, as a result of the disposition of the Company's former headquarters building. Noninterest income also declined for the six months ended June 30, 2022 due to a one-time federal payroll tax credit for COVID-19 of $0.9 million recognized in the quarter ended March 31, 2021.

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST EXPENSE (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest expense	June 30, 2022	March 31, 2022	June 30, 2021	June 22 vs. March 22 % Change	June 22 vs. June 21 % Change
Salaries and employee benefits	$5,433	$4,940	$3,960	10.0%	37.2%
Occupancy and equipment	2,193	2,150	3,250	2.0	(32.5)
Professional services	1,000	981	547	1.9	82.8
Data processing	689	654	833	5.4	(17.3)
Director fees	339	352	327	(3.7)	3.7
FDIC insurance	262	223	300	17.5	(12.7)
Marketing	107	45	140	137.8	(23.6)
Other	913	580	695	57.4	31.4
Total noninterest expense	$10,936	$9,925	$10,052	10.2%	8.8%

	For the Six Months Ended
Noninterest expense	June 30, 2022	June 30, 2021	% Change
Salaries and employee benefits	$10,373	$8,729	18.8%
Occupancy and equipment	4,343	5,656	(23.2)
Professional services	1,981	1,134	74.7
Data processing	1,343	1,345	(0.1)
Director fees	691	644	7.3
FDIC insurance	485	703	(31.0)
Marketing	152	131	16.0
Other	1,493	1,348	10.8
Total noninterest expense	$20,861	$19,690	5.9%
Noninterest expense increased by $0.9 million to $10.9 million for the quarter ended June 30, 2022 compared to the quarter ended June 30, 2021. Noninterest expense increased by $1.2 million to $20.9 million for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. The increase in noninterest expense was primarily driven by an increase in salaries and employee benefits expense and professional services expense, partially offset by a decrease in occupancy and equipment expense.
Salaries and employee benefits expense totaled $5.4 million for the quarter ended June 30, 2022, an increase of $1.5 million when compared to the same period in 2021. Salaries and employee benefits expense totaled $10.4 million for the six months ended June 30, 2022, an increase of $1.6 million when compared to the same period in 2021. The increase in salaries and employee benefits expense was primarily driven by an increase in full time equivalent employees. Full time equivalent employees totaled 132 at June 30, 2022 compared to 125 for the same period in 2021. Average full time equivalent employees totaled 128 for the six months ended June 30, 2022 compared to 124 for the same period in 2021. The increase in salaries and employee benefits expense was also impacted by an increase in variable compensation accruals as a result of the Bank's overall improved performance. The increase in salaries and employee benefits expense was partially offset by higher loan originations, which enabled the bank to defer a greater amount of expenses.

Professional services expense totaled $1.0 million for the quarter ended June 30, 2022, an increase of $0.5 million when compared to the same period in 2021. Professional services expense totaled $2.0 million for the six months ended June 30, 2022, an increase of $0.8 million when compared to the same period in 2021. The increase in professional services expense was primarily driven by consulting fees associated with various projects, including our core system conversion.
Occupancy and equipment expense totaled $2.2 million for the quarter ended June 30, 2022, a decrease of $1.1 million when compared to the same period in 2021. Occupancy and equipment expense totaled $4.3 million for the six months ended June 30, 2022, a decrease of $1.3 million when compared to the same period in 2021. The decrease in occupancy and equipment expense was primarily driven by the curtailment of additional cleaning costs associated with precautions taken to prevent the spread of COVID-19 during the six months ended June 30, 2021.

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Total Equity	$225,467	$210,220	$201,987	$190,795
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	58
Tangible Common Equity	$222,878	$207,631	$199,398	$188,148

Total Assets	$2,435,552	$2,496,877	$2,456,264	$2,269,825
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	58
Tangible Assets	$2,432,963	$2,494,288	$2,453,675	$2,267,178

Tangible Common Equity to Tangible Assets	9.16%	8.32%	8.13%	8.30%

	As of
Computation of Fully Diluted Tangible Book Value per Common Share	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021
Total shareholders' equity	$225,467	$210,220	$201,987	$190,795
Less:
Preferred stock	—	—	—	—
Common shareholders' equity	$225,467	$210,220	$201,987	$190,795
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	—	—	—	58
Tangible common shareholders' equity	$222,878	$207,631	$199,398	$188,148

Common shares issued and outstanding	7,752,389	7,761,338	7,803,166	7,895,101

Fully Diluted Tangible Book Value per Common Share	$28.75	$26.75	$25.55	$23.83

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands)

	For the Quarter Ended				For the Six Months Ended
Computation of Efficiency Ratio	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Noninterest expense	$10,936	$9,925	$9,679	$10,052	$20,861	$19,690
Less:
Amortization of intangible assets	—	—	48	9	—	19
Other real estate owned expenses	—	—	—	—	—	—
Adjusted noninterest expense	$10,936	$9,925	$9,631	$10,043	$20,861	$19,671
Net interest income	$23,823	$19,510	$18,928	$16,579	$43,333	$31,234
Noninterest income	1,152	958	825	1,440	2,110	3,395
Less:
Net gain on sale of available for sale securities	—	—	—	—	—	—
Gain on sale of other real estate owned, net	—	—	—	—	—	—
Operating revenue	$24,975	$20,468	$19,753	$18,019	$45,443	$34,629

Efficiency ratio	43.8%	48.5%	48.8%	55.7%	45.9%	56.8%

	For the Quarter Ended				For the Six Months Ended
Computation of Return on Average Tangible Common Equity	June 30, 2022	March 31, 2022	December 31, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Net Income Attributable to Common Shareholders	$12,022	$8,212	$7,814	$6,228	$20,234	$11,917
Total average shareholders' equity	$218,250	$207,541	$200,752	$191,224	$212,932	$186,664
Less:
Average Goodwill	2,589	2,589	2,589	2,589	2,589	2,589
Average Other intangibles	—	—	45	64	—	68
Average tangible common equity	$215,661	$204,952	$198,118	$188,571	$210,343	$184,007

Annualized Return on Average Tangible Common Equity	22.36%	16.25%	15.65%	13.25%	19.40%	13.06%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$247,013	$449	0.73%	$336,073	$90	0.11%
Securities(1)	118,534	809	2.73	103,297	761	2.95
Loans:
Commercial real estate	1,443,239	17,278	4.74	1,163,134	13,678	4.65
Residential real estate	66,460	553	3.33	105,975	958	3.62
Construction	106,285	1,938	7.21	110,780	1,036	3.70
Commercial business	393,318	5,327	5.36	296,613	3,506	4.68
Consumer	5,298	45	3.43	8,851	88	3.98
Total loans	2,014,600	25,141	4.94	1,685,353	19,266	4.52
Federal Home Loan Bank stock	3,263	15	1.79	4,219	25	2.34
Total earning assets	2,383,410	$26,414	4.38%	2,128,942	$20,142	3.74%
Other assets	79,380			117,334
Total assets	$2,462,790			$2,246,276

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$136,414	$59	0.17%	$118,806	$54	0.18%
Money market	931,101	1,146	0.49	782,079	941	0.48
Savings	198,304	103	0.21	168,870	92	0.22
Time	451,508	675	0.60	538,915	1,657	1.23
Total interest bearing deposits	1,717,327	1,983	0.46	1,608,670	2,744	0.68
Borrowed Money	85,092	558	2.59	101,586	769	3.00
Total interest bearing liabilities	1,802,419	$2,541	0.57%	1,710,256	$3,513	0.82%
Noninterest bearing deposits	407,890			298,467
Other liabilities	34,231			46,329
Total liabilities	2,244,540			2,055,052
Shareholders' equity	218,250			191,224
Total liabilities and shareholders' equity	$2,462,790			$2,246,276
Net interest income(2)		$23,873			$16,629
Interest rate spread			3.81%			2.92%
Net interest margin(3)			4.01%			3.12%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $50 thousand and $50 thousand for the quarters ended June 30, 2022 and 2021, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2022			June 30, 2021
	Average Balance	Interest	Yield/ Rate (4)	Average Balance	Interest	Yield/ Rate (4)
Assets:
Cash and Fed funds sold	$296,239	$603	0.41%	$368,779	$198	0.11%
Securities(1)	115,452	1,563	2.71%	102,252	1,549	3.03%
Loans:
Commercial real estate	1,393,836	32,273	4.61%	1,146,258	26,354	4.57%
Residential real estate	70,125	1,224	3.49%	109,003	1,996	3.66%
Construction	104,176	2,971	5.67%	102,459	1,916	3.72%
Commercial business	388,249	9,954	5.10%	295,682	6,763	4.55%
Consumer	5,666	147	5.25%	6,956	137	3.96%
Total loans	1,962,052	46,569	4.72%	1,660,358	37,166	4.45%
Federal Home Loan Bank stock	3,051	29	1.94%	5,356	56	2.11%
Total earning assets	2,376,794	$48,764	4.08%	2,136,745	$38,969	3.64%
Other assets	89,866			115,718
Total assets	$2,466,660			$2,252,463

Liabilities and shareholders' equity:
Interest bearing liabilities:
NOW	$124,361	$106	0.17%	$109,990	$97	0.18%
Money market	950,131	2,326	0.49%	759,435	1,891	0.50%
Savings	196,400	204	0.21%	164,630	217	0.27%
Time	452,676	1,553	0.69%	574,876	3,653	1.28%
Total interest bearing deposits	1,723,568	4,189	0.49%	1,608,931	5,858	0.73%
Borrowed Money	84,770	1,144	2.68%	126,886	1,777	2.79%
Total interest bearing liabilities	1,808,338	$5,333	0.59%	1,735,817	$7,635	0.89%
Noninterest bearing deposits	406,707			284,226
Other liabilities	38,683			45,756
Total liabilities	2,253,728			2,065,799
Shareholders' equity	212,932			186,664
Total liabilities and shareholders' equity	$2,466,660			$2,252,463
Net interest income(2)		$43,431			$31,334
Interest rate spread			3.49%			2.75%
Net interest margin(3)			3.65%			2.93%
(1)Average balances and yields for securities are based on amortized cost.
(2)The adjustment for securities and loans taxable equivalency amounted to $98 thousand and $100 thousand for the six months ended June 30, 2022 and 2021, respectively.
(3)Annualized net interest income as a percentage of earning assets.
(4)Yields are calculated using the contractual day count convention for each respective product type.